Exhibit 10.1

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of March 7, 2022, by and among SURMODICS, INC., a Minnesota corporation (“Borrower”), the other Loan Parties hereto, and BRIDGEWATER BANK, a Minnesota banking corporation (together with its successors and assigns, “Lender”).

RECITALS:

A.            Borrower, the other Loan Parties and Lender are parties to that certain Loan and Security Agreement dated as of September 14, 2020 (as amended, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.            The Loan Parties have requested that the Lender amend certain provisions of the Loan Agreement as more specifically set forth herein, and the Lender has agreed to do so upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Delivery of Documents. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Loan Parties shall have satisfied the following conditions and delivered or caused to be delivered to the Lender the following each dated such date and in form and substance satisfactory to the Lender and duly executed by all appropriate parties:

(a)            this Amendment;

(b)            Lender shall have received reimbursement for its legal fees and other expenses as described in Section 7 hereof; and

(c)            Lender shall have received such other documents or instruments as the Lender may reasonably require.

2.            Amendments.

(a)            Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the definitions of “Adjusted EBITDA”, “Borrowing Base”, “Borrowing Base Certificate”, “Interest Expense”, “Margin Value” and “Net Income” therefrom and (ii) amending and restating the definition of “Availability” contained therein in its entirety to read as follows:

“Availability” means, at any time, an amount equal to the Revolving Facility Amount minus the Revolving Exposure.

(b)            Section 2.1 is hereby amended and restated in its entirety to read as follows:

2.1            Revolving Facility. Subject to the terms and conditions set forth herein, Lender agrees to make Revolving Loans to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the Revolving Facility Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.

(c)            Section 3.2 is hereby amended by amending and restating paragraph (c) thereof in its entirety as follows:

(c)            After giving effect to any Loan, Availability is not less than zero.

(d)            Section 6.2(b) is hereby amended by amending and restating paragraph (b) thereof in its entirety as follows:

(b)            [reserved];

(e)            Section 7.3 is hereby amended by amending and restating paragraphs (a), (b) and (c) thereof in their entirety to read as follows:

(a)            Minimum Liquidity; Deposit Requirement. Commencing with the fiscal quarter ending March 31, 2022, and each fiscal quarter thereafter, Borrower shall not permit Unencumbered Liquid Assets to have an aggregate fair market value of less than $15,000,000, in each case determined as of the last day of each fiscal quarter, and the Borrower shall, at all times, maintain at least $5,000,000 of its Unencumbered Liquid Assets on deposit with the Lender.

(b)            Minimum Current Ratio. Commencing with the fiscal quarter ending March 31, 2022, and each fiscal quarter thereafter, Borrower shall not permit the Current Ratio, determined as of the last day of each fiscal quarter, to be less than 1.25 to 1.00.

(c)            Minimum Revenue.  Commencing with the fiscal quarter ending March 31, 2022, through the termination of this Agreement, Borrower shall not permit quarterly revenue as of the end of each fiscal quarter to be less than $20,000,000 for more than one fiscal quarter.

(f)            Section 10.3(a) is hereby amended by amending and restating clause (c)(ii) thereof in its entirety as follows:

(ii) [reserved],
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(g)            Exhibit 6.2(a) is hereby amended and restated in its entirety as set forth on Addendum 1 attached hereto.

(h)            Exhibit 6.2(b)(ii) (which was identified as “Exhibit 6.2(b)(i)” in the Exhibit list of this Agreement and in the First Amendment to this Agreement) is hereby deleted in its entirety.

3.            Representations; No Default. The Loan Parties jointly and severally represent and warrant that:

(a)            the representations and warranties of the Loan Parties contained in Article 5 of the Loan Agreement are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) as of such earlier date,

(b)            each of the Loan Parties has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by it in connection herewith,

(c)            neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such party is a party or a signatory, or any provision of such party’s Articles of Incorporation, Bylaws or other organizational documents, to the best of such party’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such party or any of its property except, if any, in favor of the Lender,

(d)            no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by such party of this Amendment or other agreements and documents executed and delivered by such party in connection herewith or the performance of obligations of such party herein described, except for those which such party has obtained or provided and as to which such party has delivered certified copies of documents evidencing each such action to the Lender,

(e)            no events have taken place and no circumstances exist at the date hereof which would give such party grounds to assert a defense, offset or counterclaim to the obligations of such party under the Loan Agreement or any of the other Loan Documents,

(f)            there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such party may have or claim to have against the Lender, which might arise out of or be connected with any act of commission or omission of the Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Loan Documents, and
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(g)            after giving effect to the effectiveness of this Amendment, no Default or Event of Default has occurred and is continuing.

4.            Affirmation, Further References. The Lender and the Loan Parties each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. Without limiting the foregoing, each Loan Party other than Borrower hereby expressly acknowledges and affirms its obligations as a Guarantor under Article 9 of the Loan Agreement and confirms that such obligations are not in any respect impaired by the consummation of this Amendment or any document, instrument or agreement entered into in connection herewith. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

5.            Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

6.            Successors. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and to the respective successors and assigns of the Lender.

7.            Costs and Expenses. The Loan Parties agree to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Lender) incurred in connection with this Amendment in accordance with Section 10.3(a) of the Loan Agreement.

8.            Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

9.            Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.
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10.            Release of Rights and Claims. Each Loan Party, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Lender and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Lender prior to entering into this Amendment whether liquidated or unliquidated, fixed or contingent, direct or indirect which such Loan Party may have against Lender.

11.            Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

12.            No Waiver. Nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Lender’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of page intentionally blank; signature page follows]
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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

BORROWER AND A LOAN PARTY:

SURMODICS, INC., a Minnesota corporation

By:	/s/ Timothy J. Arens
Name:	Timothy J. Arens
Title:	Vice President, Finance and Chief Financial Officer

SUBSIDIARY GUARANTORS AND LOAN PARTIES:

SURMODICS SHARED SERVICES, LLC, a Minnesota limited liability company

By:	/s/ Gordon S. Weber
Name:	Gordon S. Weber
Title:	Manager

SURMODICS COATINGS, LLC, a Minnesota limited liability company

By:	/s/ Gordon S. Weber
Name:	Gordon S. Weber
Title:	Manager

[Second Amendment to Loan and Security Agreement (Loan No. 110262)]

SURMODICS COATINGS MFG, LLC, a Minnesota limited liability company

By:	/s/ Gordon S. Weber
Name:	Gordon S. Weber
Title:	Manager

SURMODICS IVD, INC., a Maryland corporation

By:	/s/ Timothy J. Arens
Name:	Timothy J. Arens
Title:	Vice President and Treasurer

NORMEDIX, INC., a Minnesota corporation

By:	/s/ Timothy J. Arens
Name:	Timothy J. Arens
Title:	Vice President and Treasurer

SURMODICS MD OPERATIONS, LLC, a Minnesota limited liability company

By:	/s/ Gordon S. Weber
Name:	Gordon S. Weber
Title:	Manager

[Second Amendment to Loan and Security Agreement (Loan No. 110262)]

LENDER:

BRIDGEWATER BANK

By:	/s/ Pat W. Cullen
Name:	Pat W. Cullen
Title:	Senior Vice President

[Second Amendment to Loan and Security Agreement (Loan No. 110262)]

Addendum 1

Exhibit 6.2(a)
Form of Compliance Certificate

Compliance Certificate

_________________, ________

We refer to that certain Loan and Security Agreement dated as of September 14, 2020 (as amended to date, the “Loan Agreement”), by and among Surmodics, Inc., a Minnesota corporation (“Borrower”), the other parties from time to time signatory thereto as Loan Parties, and Bridgewater Bank, a Minnesota banking corporation (together with its successors and assigns, “Lender”). This is a Compliance Certificate delivered pursuant to Section 6.2(a) of the Loan Agreement. Capitalized terms used in this Compliance Certificate have the meanings given in the Loan Agreement.

Borrower hereby certifies as follows:

1.            Financial Statements. Attached hereto are the [_audited_][_unaudited_] financial statements of Borrower and its Subsidiaries as of ____________, _____ (the “Determination Date”) and for the [fiscal year/quarter] period then ended. The financial statements were prepared in accordance with GAAP applied on a basis consistent with prior years and fairly present, in all material respects, the financial position and the results of operations of Borrower and its Subsidiaries, [_subject to normal year-end adjustments and absence of footnote disclosures_].

2.            Events of Default. Borrower hereby certifies that as of the date hereof, [_no Default or Event of Default has occurred and is continuing_][_the following Defaults or Events of Default have occurred and are continuing: {insert description of applicable Defaults or Events of Default and steps Borrower is taking to mitigate the effect of same.}]

3.            Financial Covenants.

(a)
Minimum Liquidity. Pursuant to Section 7.3(a), aggregate Unencumbered Liquid Assets, determined as of the Determination Date was [$___________], which ☐satisfies ☐does not satisfy the requirement that such Unencumbered Liquid Assets be not less than as set forth in Section 7.3(a) of the Loan Agreement as of the Determination Date.

(b)
Minimum Current Ratio. Pursuant to Section 7.3(b), Current Ratio determined as of the Determination Date was _______ to 1.00 which ☐satisfies ☐does not satisfy the requirement that such ratio be not less than as set forth in Section 7.3(b) of the Loan Agreement as of the Determination Date.

(c)
Minimum Revenue. Pursuant to Section 7.3(c), Borrower’s quarterly revenue for the fiscal quarter ending on the Determination Date was $______________, which ☐satisfies ☐does not satisfy the requirement in Section 7.3(c) of the Loan Agreement that for the fiscal quarter ending March 31, 2022 through the termination of this Agreement, Borrower shall achieve quarterly revenue as of the end of each fiscal quarter of less than $20,000,000 in no more than one fiscal quarter.

(d)
Minimum Tangible Net Worth. Pursuant to Section 7.3(d), Tangible Net Worth determined as of the Determination Date was $______________ which ☐satisfies ☐does not satisfy the requirement that such Tangible Net Worth be not less than as set forth in Section 7.3(d) of the Loan Agreement as of the Determination Date.

Attached hereto are detailed calculations and supporting statements for each of the financial covenants.

LOAN PARTY REPRESENTATIVE:

SURMODICS, INC., a Minnesota corporation

By:
Name:
Title: